FOLKSAMERICA HOLDING COMPANY
401(K) SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS FOR THE YEAR ENDED
DECEMBER 31, 1998 AND 1997

                          FOLKSAMERICA HOLDING COMPANY
                       401 (K) SAVINGS AND INVESTMENT PLAN
                                TABLE OF CONTENTS


                                                                                      Page
Report of Independent Accountants                                                       1


Financial Statements:

Statements of Net Assets Available for Plan Benefits at
 December 31, 1998 and 1997                                                             2

Statements of Changes in Net Assets Available for Plan Benefits for the years
 ended December 31, 1998 and 1997                                                       3

Notes to Financial Statements                                                          4-14

Supplemental Schedules:

Item 27a - Schedule of Assets Held for Investment Purposes
 at December 31, 1998                                                                   15

Item 27d - Schedule of Reportable Transactions for the year
 ended December 31, 1998                                                                16


                        REPORT OF INDEPENDENT ACCOUNTANTS
                                    --------


To the Trustee and Participants of the Folksamerica Holding Company
 401(k) Savings and Investment Plan:

In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for Plan benefits of the Folksamerica Holding Company 401(k) Savings and Investment Plan (the "Plan") at December 31, 1998 and 1997, and the changes in its net assets available for Plan benefits for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA"). These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose the historical costs of certain Plan assets held by the Plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA.


June 18, 1999

                                        /s/ PricewaterhouseCoopers LLP

                          FOLKSAMERICA HOLDING COMPANY
                       401 (K) SAVINGS AND INVESTMENT PLAN
              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           DECEMBER 31, 1998 AND 1997


                                             1998         1997
                                             -----        ----
Investments:
    Funds on deposit with Merrill Lynch   $8,084,128   $8,818,058
          Trust Company of New York
  Loans to participants                      267,161      337,237
                                          ----------   ----------

  Total Investments                        8,351,289    9,155,295

Receivables:
   Employer contributions                                  25,993
   Participant contributions                               33,213
                                          ----------   ----------
Net assets available for plan benefits    $8,351,289   $9,214,501
                                          ----------   ----------
                                          ----------   ----------



                 See accompanying notes to financial statements

                          FOLKSAMERICA HOLDING COMPANY
                       401 (K) SAVINGS AND INVESTMENT PLAN
         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                            1998           1997
                                                            ----           ----
Additions to net assets attributed to:
 Interest and dividend income                           $   432,034    $   793,521
 Net (depreciation) appreciation
    in fair value of investments                           (514,270)       404,725
                                                        -----------    -----------
Net investment income                                       (82,236)     1,198,246


Contributions:
  Employer contributions                                    377,562        354,665
  Participant contributions and rollovers                   470,723      2,639,456
  Other increases                                               534          7,992
                                                        -----------    -----------
                                                            848,819      3,002,113

Total additions                                             766,583      4,200,360

Deductions from net assets attributed to:
   Benefits paid to participants                          1,562,592        902,192
   Other decreases                                           67,203         49,892

 Net (decrease)  increase in net assets available for
    plan benefits                                          (863,212)     3,248,276

Net assets available for plan benefits:
  Beginning of year                                       9,214,501      5,966,225
                                                        -----------    -----------
  End of year                                           $ 8,351,289    $ 9,214,501
                                                        -----------    -----------
                                                        -----------    -----------



                 See accompanying notes to financial statements

                          NOTES TO FINANCIAL STATEMENTS

1.   THE PLAN:


DESCRIPTION OF PLAN

The following brief description of the Folksamerica Holding Company 401(k) Savings and Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information. Participants in the Plan include employees of Folksamerica Holding Company, Inc. (the "Company").

The Plan was originally established on January 1, 1981 to provide retirement benefits for eligible employees of the Company. The Plan was amended on October 1, 1994 to reflect a change in asset managers.

The Plan is a defined contribution plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company contributes to the Plan the total amount of salary reduction an employee elects to defer. Employees may elect to defer from 1% to 12% of their monthly salary (limited to an annual maximum of $10,000 and $9,500 in 1998 and 1997, respectively). The Company provides matching contributions equal to 100% of an employee's elective contribution up to six (6) percent of an employee's contributed compensation. The Company may also choose to make additional discretionary contributions to the Plan.

The Plan is sponsored and administered by the Company (the "Plan
Administrator"). The Company has appointed Merrill Lynch Trust Company of New York as trustee who is responsible for the management of the Plan's assets. Expenses related to the administration of the Plan are paid by the Company.

ELIGIBILITY AND PARTICIPATION

Employees of the Company must complete one (1) year of service and have attained the age of 18 to become eligible for participation in the Plan. A year of service is defined as a twelve consecutive month period, beginning on the employee's date of hire, during which he or she completes 1,000 hours of service. An hour of service is any hour the employee works for the Company and is entitled to payment from the Company. An employee becomes a member of the Plan on the entry date coincident with or next following the date that he or she meets the eligibility requirements.

Rollover contributions represent vested account balances transferred by participants of the Plan from other Plans.

                          NOTES TO FINANCIAL STATEMENTS

VESTING

Participants are always 100% vested in employee contributions and rollover contributions plus net investment income earned on these amounts.

                          NOTES TO FINANCIAL STATEMENTS
                                      -----


The Plan provides for full (100%) vesting of the Company's contributions. Participants become vested in Company contributions based on years of services as follows:


         YEARS OF SERVICE         PERCENTAGE
         ----------------         ----------
               1                      0%
               2                     25%
               3                     50%
               4                     75%
               5                    100%



TRANSFERS

Participants are permitted to change the investment of their interests in any of the funds on a daily basis subject to certain limits.

FORFEITURES

Plan participants who terminate employment for reasons other than retirement, death, or disability will receive the vested portion of their account only. Amounts forfeited due to terminations of employment will be used to reduce the Company's future contributions to the Plan.

PARTICIPANT LOANS

The Plan allows loans to participants up to a maximum amount of 50% of the participant's vested balance not to exceed $50,000. Loan provisions provide for a term generally not to exceed five years, with interest rates and repayment schedules to be determined by the Plan Administrator. The interest rates on participant loans outstanding at December 31, 1998 range from 7% to 8%.

PAYMENT OF BENEFITS

Each participant's accrued benefits, including allocations of Plan earnings, may be paid to the participant upon retirement, death, disability, resignation, discharge, or proven hardship. The normal form of benefit payable under this Plan is a lump sum.

ASSET MANAGEMENT

The trustee of the plan is also the record keeper and custodian of the Plan's assets.

                          NOTES TO FINANCIAL STATEMENTS
                                      -----

PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right, under the Plan, to suspend contributions, to discontinue contributions, or to terminate the Plan at any time. In the event of termination, the accounts of the members of the Plan are fully vested and nonforfeitable.

                          NOTES TO FINANCIAL STATEMENTS
                                      -----


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


BASIS OF PRESENTATION

The accompanying statements of net assets available for plan benefits and changes in net assets available for plan benefits have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The plan provides for investment options in mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate risk, market risk and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participant's account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

INVESTMENTS

The Plan provides for participant-directed investment programs with Merrill Lynch Trust Company of New York. During 1998 the Company added several funds to the Plan, to enhance options available to employees. A description of the investment funds of the Plan are set forth in each Fund's prospectus.

The Plan's investments are stated at fair value, based on the quoted market price on the last business day of the Plan year.

Pooled separate account balances are recorded at fair value and increase and decrease with contributions, withdrawals, and realized and unrealized gains and losses from the assets in the accounts. The value of each separate account is determined at the close of each business day based on market values of the underlying assets. Gain or loss on investments in pooled separate accounts sold during the year is based on their inventory value (market value at the beginning of the period or cost if purchased prior to the beginning of the period).

                          NOTES TO FINANCIAL STATEMENTS
                                      -----


Increase or decrease in the value of investments held in pooled separate accounts at year end is based on the difference between the market value of such investments at the end of the year and their inventory value.

Contributions from the participants and the employer are recorded in the period in which the payroll deductions are made from Plan participants' paychecks. Funds are remitted to the Plan monthly.

Loans to participants are stated at cost less principal pay downs.

The Plan presents in the statements of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and unrealized appreciation (depreciation) on those investments.

INCOME TAXES

On January 1, 1981, and again on January 26, 1994, the Internal Revenue Service approved qualification of the form of the Plan under the provisions of Section 401(k) and 401(a) of the Internal Revenue Code (the "Code"). The Plan has subsequently been amended. The Plan administrator believes that the Plan, as amended, is designed and is being operated in compliance with the applicable requirements of the Code and, therefore, has not applied for a new determination letter.

3.   INVESTMENTS

Investments, at fair value, that represent five percent or more of the Plan's net assets at December 31, 1998 and 1997 are separately identified as follows:



                                                      1998         1997
                                                      ----         ----
Merrill Lynch Retirement Preservation Trust Fund   $2,778,197   $2,140,434
Merrill Lynch Global Allocation Fund                  637,435      695,612
Merrill Lynch Capital Fund                          2,338,815    2,439,538
Merrill Lynch Growth Fund                           1,394,550    2,821,562
Merrill Lynch Equity Index Fund                       716,168      644,978
                                                   ----------   ----------
                                                   $7,865,165   $8,742,123
                                                   ----------   ----------
                                                   ----------   ----------



Each participant's account is credited with the participant's contributions, which include amounts transferred from other Plans. Participant contributions for 1997 include $2,181,615 of assets transferred from the former Christiania General Insurance Corp. of New York ("CGIC") 401(k) Savings & Investment Plan into the Plan. CGIC was acquired by the Company in June, 1996.

                          NOTES TO FINANCIAL STATEMENTS
                                      -----

The accounts of the former CGIC employees were initially allocated to Plan funds that were similar to those under the previous plan. The employees were then allowed to change the investment of their interest in any of the funds in accordance with the terms of the Plan.

4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500:


Total contributions:
  Balance per financial statements                           $   848,819
  Contributions receivable                                        59,206
  Classification difference                                         (768)
                                                             -----------
  Balance per Form 5500                                      $   907,257
                                                             -----------
                                                             -----------

Total investment income:
  Balance per financial statements                           $   (82,236)
  Classification difference                                         (591)
                                                             -----------
  Balance per Form 5500                                      $   (82,827)
                                                             -----------
                                                             -----------

Net assets available for plan benefits - beginning of year
  Balance per financial statements                           $ 9,214,501
  Contributions receivable                                       (59,206)
  CMA Money Fund                                                  (7,671)
                                                             -----------
  Balance per Form 5500                                      $ 9,147,624
                                                             -----------
                                                             -----------


Total Benefits paid:
  Balance per financial statements                           $ 1,629,795
  CMA Money Fund                                                  (7,671)
  Classification difference                                       (1,359)
                                                             -----------
  Balance per Form 5500                                      $ 1,620,765
                                                             -----------
                                                             -----------



5.   ALLOCATION OF NET ASSETS

The Plan provides for funds to be invested in separate investment programs. Following are the changes in net assets available during 1998 and 1997 as allocated to the separate investment programs:

                            Allocation of Net Assets


                            Pooled Separate Accounts



------------------------------------------------------------------------------------------------------------------------
           1998                  Merrill                                                                        Merrill
                                  Lynch       Merrill    Merrill   Merrill   Merrill                             Lynch
                                Retirement     Lynch      Lynch     Lynch    Lynch       Davis     Ivy Int'l     Equity
                               Preservation    Global    Capital   Special   Growth    Venture II    Fund         Index
                                  Trust      Allocation   Fund      Value     Fund        Fund                   Return
                                  Fund          Fund                 Fund                                         Fund
------------------------------------------------------------------------------------------------------------------------
Additions to net assets:
Employer contributions         $   96,818    $  70,866  $   59,842 $ 16,823 $  105,644 $  5,505    $  1,958    $  43,608
Participant contributions         123,036       83,635      76,077   20,444    134,273    5,844       2,450       53,170
Participant rollovers                   0          973         973      487
Investment income                 153,658       76,495     145,745    8,109     33,232    2,231         247          894
Net (depreciation)
appreciation of  investments          (36)     (70,996)    (10,954) (34,803)  (557,454)   3,165      (1,155)     162,021
Loan repayment                     22,699       23,687       9,398    4,409     33,308      616         734        8,532
Other increases                        89           98          35        2         98        1           1          212
                               ----------    ---------  ---------- -------- ---------- --------     -------    ---------
    Total additions               396,264      184,757     281,116   14,983   (250,412)  17,362       4,234      268,437
Deductions from net assets:
Benefit payments                1,002,976       45,387     170,692    1,017    298,883                             5,787
Loan issuances                     26,013       15,918       9,431      640     12,774      266         253          734
Other decreases                    58,765           91          32        2         85        1           1          235
                               ----------    ---------  ---------- -------- ---------- --------     -------    ---------
Net increase (decrease)  in
assets available for plan
benefits                         (691,491)     123,362     100,962   13,324   (562,154)  17,095       3,981      261,680
Net assets transferred by
participant directive           1,329,253     (181,539)   (201,684) (60,365)  (864,858)  85,159       9,527     (190,491)
Net assets available for plan
benefits:
  Beginning of year             2,140,434      695,612   2,439,538   67,942  2,821,562      --          --       644,978
                               ----------    ---------  ---------- -------- ---------- --------     -------    ---------
  End of year                  $2,778,197    $ 637,435  $2,338,815 $ 20,901 $1,394,550 $102,254     $13,508    $ 716,168
                               ----------    ---------  ---------- -------- ---------- --------     -------    ---------
                               ----------    ---------  ---------- -------- ---------- --------     -------    ---------


---------------------------------------------------------------------------------------------------
                                 PIMCO         Other       Loan Fund      Contributions     Total
                                 Total                                      Receivable
                                Return
                                 Fund
---------------------------------------------------------------------------------------------------
Additions to net assets:
Employer contributions          $ 2,491      $             $              $  (25,993)    $  377,562
Participant contributions         2,573                                      (33,213)       468,290
Participant rollovers                                                                         2,433
Investment income                 4,531            817          6,076                       432,034
Net (depreciation)
appreciation of  investments     (4,057)                                                   (514,270)
Loan repayment                      681                      (104,063)
Other increases                                      1                                          534
                                -------      ---------     ----------     ----------     ----------
    Total additions               6,219            818        (97,987)       (59,206)       766,583
Deductions from net assets:
Benefit payments                                  (414)        38,265                     1,562,592
Loan issuances                      146                       (66,175)
Other decreases                                  7,992                                       67,203
                                -------      ---------     ----------     ----------     ----------
Net increase (decrease)  in
assets available for plan
benefits                          6,072         (6,751)       (70,076)       (59,206)      (863,212)
Net assets transferred by
participant directive            74,997
Net assets available for plan
benefits:
  Beginning of year                  --          7,992        337,237        (59,206)     9,214,501
                                -------      ---------     ----------     ----------     ----------
  End of year                   $81,070      $   1,231     $  267,161                    $8,351,289
                                -------      ---------     ----------                    ----------
                                -------      ---------     ----------                    ----------


                            Allocation of Net Assets


                            Pooled Separate Accounts




---------------------------------------------------------------------------------------------------------------------------------
                                                    Merrill Lynch  Merrill Lynch
                                      Phoenix        Retirement       Global         Merrill       Merill Lynch     Merrill Lynch
           1997                         Fund        Preservation    Allocation        Lynch          Special         Growth Fund
                                                        Trust          Fund        Capital Fund     Value Fund
---------------------------------------------------------------------------------------------------------------------------------
Additions to net assets:
Employer contributions                 26,905           79,075         63,952           52,050      $   3,040      $   100,752
Participant contributions              31,404          103,785         81,578           66,356          3,997          134,259
Participant rollovers
Investment Income                      50,132           97,406        103,788          283,474          3,988          223,929
Net (depreciation)
appreciation of investments            40,433            2,214        (27,360)         161,788         (6,271)         237,020
Loan repayments                         8,071           25,556         29,476           28,959          2,167           57,782
Other increases
                                  -----------      -----------      ---------      -----------      ---------      -----------
    Total additions                   156,945          308,036        251,434          592,627          6,922          753,742
Deductions from net assets:
Benefit payments                       18,807          458,441         56,417          101,859                         237,290
Loan issuances                         12,398           18,082         35,174           81,297                          39,285
Other decreases                         2,967           11,208         11,526            8,920            153           14,750
                                  -----------      -----------      ---------      -----------      ---------      -----------
Net increase (decrease)  in
assets available for plan
benefits                              122,773         (179,696)       148,317          400,551          6,769          462,417
Net assets transferred by
participant directive                (376,133)       1,491,299         53,197          (51,017)        61,173          366,813
Net assets available for plan
benefits:

  Beginning of year                   253,360          828,831        494,098        2,090,004             --        1,992,332
                                  -----------      -----------      ---------      -----------      ---------      -----------
  End of year                     $        --      $ 2,140,434      $ 695,612      $ 2,439,538      $  67,942      $ 2,821,562
                                  -----------      -----------      ---------      -----------      ---------      -----------
                                  -----------      -----------      ---------      -----------      ---------      -----------


                                   Merrill
                                    Lynch                            Loan      Contributions
                                 Equity Index        Other           Fund        Receivable          Total
                                     Fund
Additions to net assets:
Employer contributions            $   2,898                                     $    25,993        $ 354,665
Participant contributions             3,247                                          33,213          457,841
Participant rollovers                              2,181,615                                       2,181,615
Investment Income                       342            5,479         24,984                          793,521
Net (depreciation)
appreciation of investments          (3,099)                                                         404,724
Loan repayments                         196                        (152,207)
Other increases                                        7,992                                           7,992
                                  ---------      -----------      ---------        --------       ----------
    Total additions                   3,584        2,195,086       (127,223)         59,206        4,200,360
Deductions from net assets:
Benefit payments                                                     29,376                          902,192
Loan issuances                                                     (186,237)
Other decreases                         368                                                           49,892
                                  ---------      -----------      ---------        --------       ----------
Net increase (decrease)  in
assets available for plan
benefits                              3,216        2,195,086         29,637          59,206        3,248,276
Net assets transferred by
participant directive               641,762       (2,187,094)
Net assets available for plan
benefits:

  Beginning of year                      --               --        307,600              --        5,966,225
                                  ---------      -----------      ---------        --------       ----------
  End of year                     $ 644,978      $     7,992      $ 337,237        $ 59,206       $9,214,501
                                  ---------      -----------      ---------        --------       ----------
                                  ---------      -----------      ---------        --------       ----------

                          FOLKSAMERICA HOLDING COMPANY
                       401(k) SAVINGS AND INVESTMENT PLAN
        LINE 27A - SUPPLEMENTAL DATA REQUIRED BY THE DEPARTMENT OF LABOR
                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1998



 Identity of Issue,             Description Of Investment                  Cost      Current Value
    Borrower
--------------------------------------------------------------------------------------------------
Merrill Lynch Trust         Merrill Lynch Retirement Preservation       $2,778,197     $2,778,197
Company of New York         Trust Fund
                            Merrill Lynch Global Allocation Fund               (1)        637,435
                            Merrill Lynch Capital Fund                         (1)      2,338,815
                            Merrill Lynch Special Value Fund                   (1)         20,901
                            Merrill Lynch Growth Fund                          (1)      1,394,550
                            Davis Venture Fund II                              (1)        102,254
                            Ivy International Fund                             (1)         13,508
                            Merrill Lynch Equity Index Fund                    (1)        716,168
                            PIMCO Total Return Fund                            (1)         81,070
                            Other                                              (1)          1,231
                                                                        ----------     ----------
                                                                        $2,778,197     $8,084,128
                                                                        ----------     ----------
                                                                        ----------     ----------
Participant loans           Interest rate, 7% to 8%                     $  267,161     $  267,161
                                                                        ----------     ----------
                                                                        ----------     ----------



(1) Cost not available

                          FOLKSAMERICA HOLDING COMPANY
                       401(k) SAVINGS AND INVESTMENT PLAN
              SUPPLEMENTAL DATA REQUIRED BY THE DEPARTMENT OF LABOR
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS.
                      FOR THE YEAR ENDED DECEMBER 31, 1998


The following represents any transactions or series of transactions during 1998 which included an amount in excess of five percent of the current value of Plan assets as of December 31, 1997:


Identity of      Description of Asset         Purchase    Selling     Cost of         Current         Number of
  Party                                        Price      Price        Asset          Value of      Transactions
Involved                                                                              Asset on
                                                                                     Transaction
                                                                                        Date
----------------------------------------------------------------------------------------------------------------
Merrill           Merrill Lynch               $644,223   $             $  644,223     $  644,223         NA
Lynch Trust       Retirement Preservation
Co. of New        Trust Fund
York
                  Merrill Lynch Growth                      620,451       648,153        620,451         NA
                  Fund
                  Merrill Lynch                           1,159,202     1,159,202      1,159,202         NA
                  Retirement Preservation
                  Trust Fund


                  Merrill Lynch Growth                   $  576,263    $  679,539     $  576,263         NA
                  Fund
